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Form 10-K 1995                          Stone & Webster, Incorporated


Exhibit (23)


                                  Coopers & Lybrand L. L. P.
                                a professional services firm
COOPERS
& LYBRAND





             CONSENT OF INDEPENDENT ACCOUNTANTS

                        ____________




We consent to the incorporation by reference in the registration statements of Stone & Webster, Incorporated on Form S-8 (File Nos. 33-23594, 33-60489 and 33-60483) of our report dated February 20, 1996, on our audits of the consolidated financial statements and financial statement schedule of Stone & Webster, Incorporated and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.



                                COOPERS & LYBRAND L.L.P.
                                COOPERS & LYBRAND L.L.P.




New York, New York
March 19, 1996

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